UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2017

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Named Executive Officer - Lynn M. Courville

As previously disclosed by Mobile Mini, Inc. (the “Company”) on November 17, 2016, Lynn M. Courville, the Senior Vice President of Human Resources of the Company, will leave the Company to pursue other opportunities.

On January 20, 2017, the Company and Ms. Courville agreed that Ms. Courville will remain an employee of the Company until February 28, 2017. Ms. Courville will be entitled to the severance benefits outlined in her employment agreement for a termination by the Company “without Cause.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.

Dated: January 26, 2017	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel